Securities and Exchange Commission
Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 22, 2016

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     Mr. Richard Nevins has been appointed to the Company's Board of Directors effective July 1, 2016.  Mr. Nevins is an independent financial advisor and serves as a Director of Saratoga Resources, Inc. and Foodservicewarehouse.com LLC.  Mr. Nevins has over 30 years of financial experience as a senior investment banker and corporate financial officer.  Mr. Nevins holds a Master of Business Administration from the Stanford Graduate School of Business and a Bachelor of Arts in Economics from the University of California, Riverside.

  Mr. Nevins has been appointed as the director by designation of Lampe Conway & Company LLC ("Lampe Conway").  Lampe Conway and/or its affiliates beneficially hold approximately 26% of the Company's common stock, including a 44% interest in the Company's outstanding convertible term loan facility.

  Mr. Nevins will be compensated for his services as a director in accordance with the Company's Director Compensation Policy, as described in the Company's Proxy Statement for its Annual Meeting of Stockholders held June 9, 2016.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  June 23, 2016